Exhibit 5.1

Rentokil Initial plc	London
Compass House	Freshfields Bruckhaus Deringer llp
Manor Royal	100 Bishopsgate
Crawley	London EC2P 2SR
West Sussex	T	+44 20 7936 4000 (Switchboard)
RH10 9PY		+44 20 7427 3058 (Direct)
	F	+44 20 7108 3058
LDE No 23
	E	jennifer.bethlehem@freshfields.com
www.freshfields.com

Doc ID
EUROPE-LEGAL-263162768

Our Ref
JXB

12 October 2022

Rentokil Initial plc – Registration Statement on Form S-8

Introduction

1.	We are acting as advisers as to English law to Rentokil Initial plc (the Company), a public limited company incorporated under the laws of England and Wales with company number 05393279 and its registered office at Compass House, Manor Royal, Crawley, West Sussex, RH10 9PY, UK, in relation to the Registration Statement on Form S-8 (the Registration Statement) to be filed on or around 12 October 2022 with the Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Securities Act), with respect to 25,188,574 ordinary shares in the capital of the Company (the Ordinary Shares) (each represented by one-fifth of an American Depositary Share) which may be issued or transferred from time to time in satisfaction of awards granted pursuant to (i) the Terminix Global Holdings, Inc. 2014 Omnibus Incentive Plan; or (ii) the Rentokil Initial plc Performance Share Plan (together, the Plans).

Documents Reviewed

2.	For the purposes of giving this opinion, we have examined the documents listed in Schedule 3 to this opinion (the Documents) and relied upon the statements as to factual matters contained in or made pursuant to each of the Documents. Unless explicitly stated in this opinion, we have not examined any other agreement, deed or document entered into by or affecting the Company or any other corporate records of the Company and have not made any other inquiry concerning it. Terms defined in the Schedules have the same meaning where used in this opinion (including, for the avoidance of doubt, the Schedules).

Freshfields Bruckhaus Deringer LLP is a limited liability partnership registered in England and Wales with registered number OC334789. It is authorised and regulated by the Solicitors Regulation Authority (SRA no. 484861). For further regulatory information please refer to www.freshfields.com/support/legal-notice.

A list of the members (and of the non-members who are designated as ‘partners’) of Freshfields Bruckhaus Deringer LLP is available for inspection at its registered office, 100 Bishopsgate, London EC2P 2SR. Any reference to a ‘partner’ means a member, or a consultant or employee with equivalent standing and qualifications, of Freshfields Bruckhaus Deringer LLP or any associated firms or entities.

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Nature of Opinion and Observations

3.	(a)	This opinion is confined to matters of English law (including case law) as currently applied by the English courts as at the date of this opinion. We express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts. A reference in this opinion to any law or statutory provision is to it as amended.

(b)	By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect.

(c)	We should also like to make the following observations:

(i)	Factual Statements: we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable;

(ii)	Engagement Letter: we have carried out our legal work relating to the Registration Statement (including the provision of this opinion) on the basis of our engagement letter entered into with you;

(iii)	Tax: we express no opinion in respect of the tax treatment of the transactions contemplated by the Plans or the Registration Statement.

Opinion

4.	On the basis stated in paragraph 3, and subject to the assumptions in Schedule 1 and the qualifications in Schedule 2, we are of the opinion that the Ordinary Shares, or any portion thereof, when issued by the Company in accordance with the Plans or transferred in satisfaction of awards granted pursuant to the Plans after the Registration Statement has become effective under the Securities Act, and upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith, will be duly and validly issued and fully paid and no further amounts will be payable to the Company in respect thereof.

Benefit of Opinion

5.	This opinion is addressed to you solely for your own benefit in relation to the Registration Statement and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose, except that we consent to the filing of this opinion as an exhibit to the Registration Statement. Having requested production of this opinion and in order to rely on its contents, you agree to be bound by its terms.

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Consent

6.	We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Reliance

7.	Your reliance on the matters addressed in this opinion is on the basis that any associated recourse is against the firm’s assets only and not against the personal assets of any individual partner. The firm’s assets for this purpose consist of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but excluding any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right. The restrictions in the previous sentences apply to any claim, whether in contract, tort (including negligence) for breach of statutory duty, or otherwise, but they do not apply in the case of our wilful misconduct or fraud or where and to the extent prohibited by applicable law and regulation (including without limitation, the rules of professional responsibility governing the practice of law).

Governing Law

8.	This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by English law.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP

Freshfields Bruckhaus Deringer LLP

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Schedule 1
Assumptions

In considering the documents listed in Schedule 3 and in rendering this opinion, we have (with your consent and without any further enquiry) assumed:

(a)	Authenticity: (A) the genuineness of all signatures, (B) that a signatory has personally signed each Document either (i) by hand (a wet ink signatory); or (ii) by adding an image of their signature to an electronic version of the Documents; or (iii) by adding their signature to an electronic version of the Documents on a web-based electronic signing platform (an e-platform) contemplated by the parties and their legal advisers; or (iv) by using a mouse, finger, stylus or similar to sign their name in an electronic version of the Documents on a touchscreen device such as an iPad (each signature referred to in (ii) to (iv) an e-signature, and each signatory referred to in (ii) to (iv) an e-signatory), and (C) the genuineness of all stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies);

(b)	Copies: the conformity to originals of all Documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail versions;

(c)	Virtual signing using email and/or PDFs: that the parties have complied with the procedures for counterpart signature and delivery of the Documents and that such parties have validly authorised the attachment of their respective signature pages to the final text of the Documents;

(d)	Confirmation by legal adviser: in any case where the legal adviser of a party to the Documents has attached and released the signature page of such party’s counterpart of a Document, that such legal adviser had all necessary authority from such party to do so;

(e)	Certificate: that each of the statements contained in the Certificate (as defined herein) is true and correct as at the date hereof;

(f)	Drafts: that, where a Document has been examined by us in draft, in agreed form or in specimen form, it will be or has been executed in the form of that draft, agreed form or specimen form;

(g)	Corporate authority: in relation to the Company:

(i)	that the Certificate of Incorporation and Certificate of Incorporation on Change of Name in the forms referred to in paragraph (c) of Schedule 3 and the Articles of Association of the Company in the form referred to in paragraph (d) of Schedule 3 are in force at the date hereof and will continue to be in force in those forms at the time of any issuance or Ordinary Shares;

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(h)	Directors’ duties: that the directors of the Company, in authorising execution of the Documents and the allotment and issue of the Ordinary Shares, will exercise their powers in accordance with their duties under all applicable laws and the Articles of Association of the Company;

(i)	Other parties - corporate capacity/approval: that each of the parties to the Documents (other than the Company) has the necessary capacity and corporate power to execute, deliver and perform the Documents and that the Documents have each been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws (other than, in the case of the Company, the laws of England);

(j)	Validity under other laws: that the Documents constitute legal, valid, binding and enforceable obligations of each of the parties thereto under all applicable laws (other than, in the case of the Company, the laws of England) and that insofar as the laws or regulations of any jurisdiction other than England and Wales may be relevant to: (i) the obligations or rights of any of the parties under the Documents; or (ii) any of the transactions contemplated by the Documents, such laws and regulations do not prohibit, and are not inconsistent with, the entering into and performance of any of such obligations, rights or transactions;

(k)	No escrow: that the Documents have been delivered by the parties and are not subject to any escrow or other similar arrangement;

(l)	No amendments: that the Documents have not been amended, terminated, rescinded or varied, that there has been no breach of any of their provisions by any of the parties thereto which would affect the opinions expressed in this opinion, and that the Documents are not affected in any way by any relevant provisions of any other document or agreement (other than any of the documents listed in Schedule 3) or any course of dealings between the parties thereto;

(m)	Unknown facts: that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the Documents or which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion;

(n)	Arm’s length terms: that the Documents have been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto;

(o)	Company search: that the information revealed by our search (carried out by us or by Legalinx Limited trading as GlobalX on our behalf on 11 October 2022) of the public documents of the Company kept at Companies House in Cardiff and accessible online (the Company Search): (i) was accurate in all respects and has not since the time of such searches been altered; and (ii) was complete and included all relevant information which had been properly submitted to the Registrar of Companies;

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(p)	Winding-up enquiry: that the information revealed by our search (carried out by us or by Legalinx Limited trading as GlobalX on our behalf on 11 October 2022) of the Central Registry of Winding-up Petitions (the Winding-up Enquiry) was accurate in all respects and has not since the time of such enquiry been altered;

(q)	Bad faith, fraud, duress: the absence of bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to the Documents and their respective directors, employees, agents and advisers (excepting ourselves);

(r)	Authorisation under the FSMA: that each person dealing with the Company in connection with the Plans or the Registration Statement which is carrying on, or purporting to carry on, a regulated activity (within the meaning of section 19 of the Financial Services and Markets Act 2000 (the FSMA)) is an authorised person or an exempt person for the purposes of the FSMA;

(s)	Financial promotions: that any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue of the Ordinary Shares has only been communicated or caused to be communicated in circumstances in which there has been no breach of section 21(1) of the FSMA;

(t)	Financial crime, national security and investment, antitrust and criminal cartel, sanctions and human rights etc.: that the parties to Documents and all parties representing them have complied (and will continue to comply) with all applicable anti-terrorism, national security and investment, anti-corruption, anti-money laundering, anti-tax evasion, other financial crime, civil or criminal antitrust, cartel, competition, public procurement, state aid, anti-subsidy, sanctions, pensions and human rights laws and regulations which may affect the Plans, the Registration Statement or the Documents and that (where applicable) performance and enforcement of the Documents is, and will continue to be, consistent with all such laws and regulations;

(u)	Filings: that all statutory notifications under the Companies Act 2006 in relation to the Ordinary Shares, when issued, have been duly or will be made and valid entries will be made in the books and registers of the Company reflecting any issuance of Ordinary Shares;

(v)	Share plans: each of the Plans constitutes an employees’ share scheme for the purposes of s1166 of the United Kingdom Companies Act 2006, as amended;

(w)	Transfer: the Ordinary Shares to be transferred in satisfaction of awards granted pursuant to the Plans were or will be allotted, issued and paid for in accordance with (i) the rules of the Plans; (ii) the articles of association of the Company in force at the relevant time; and (iii) the relevant provisions of the United Kingdom Companies Act 2006 in force at the relevant time, and all necessary authorities and resolutions with respect to the Ordinary Shares will be fully and unconditionally in force at the time the Ordinary Shares are issued;

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(x)	Subscription: the subscription price per Ordinary Share was or will be no less than the nominal value of a share in the capital of the Company and was or will be fully paid to the Company on issue of the Ordinary Shares;

(y)	Authority: the directors of the Company will have the proper authority under section 551 of the United Kingdom Companies Act 2006, as amended, to allot and issue such of the Ordinary Shares as are proposed to be issued and allotted at the date of allotment thereof, or that no such authority shall be required pursuant to section 549(2)(a) of that Act;

(z)	Pre-emption: the Company will have complied with its obligations under section 561 of the United Kingdom Companies Act 2006, as amended, to offer the Ordinary Shares to existing shareholders, or that no such obligation shall arise pursuant to section 566 of that Act; and

(aa)	Allotment and issuance: the Ordinary Shares shall be duly allotted and issued in accordance with the Plans by means of a resolution duly passed by the board of directors of the Company or a duly authorised committee thereof at a validly convened and constituted meeting or meetings and duly entered in the Company’s register of members.

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Schedule 2
Qualifications

Our opinion is subject to the following qualifications:

(a)	Company Search: the Company Search is not capable of revealing conclusively whether or not:

(i)	a winding-up order has been made or a resolution passed for the winding-up of a company;

(ii)	an administration order has been made;

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)	a court order has been made under the Cross Border Insolvency Regulations 2006;

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public record of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

(b)	Winding-up Enquiry: the Winding-up Enquiry relates only to the presentation of: (1) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (2) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; (3) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London; and (4) a notice of a moratorium under Part A1 of the Insolvency Act 1986. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment or notice of a moratorium has been presented or winding-up or administration order granted, because:

(i)	details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(ii)	in the case of: (i) an application for the making of an administration order; (ii) the filing of a notice of intention to appoint an administrator; (iii) the filing of a notice of appointment of an administrator; or (iv) the filing of a notice of a moratorium, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

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(iii)	a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding-up Petitions, and the making of such order may not have been entered on the records immediately;

(iv)	details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 and details of a notice of moratorium under Part A1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)	with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to 1994;

(c)	Insolvency: this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, moratorium, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time; and

(d)	American Depositary Shares: we express no opinion as to the validity or otherwise of the issue of any American Depositary Shares under the Plans.

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Schedule 3

(a)	a copy of the final draft Registration Statement;

(b)	the certificate from the Company Secretary of the Company addressed to Freshfields Bruckhaus Deringer LLP dated 12 October 2022 and the documents attached thereto (the Certificate);

(c)	copies of the Company’s Certificate of Incorporation dated 15 March 2005 and Certificate of Incorporation on Change of Name dated 21 June 2005 certified to be true and correct copies;

(d)	a copy of the Articles of Association of the Company, certified to be a true and correct copy as at the date hereof;

(e)	a copy of the Rentokil Initial plc Performance Share Plan currently in effect, certified to be a true and correct copy as at the date hereof;

(f)	a copy of the Terminix Global Holdings, Inc. 2014 Omnibus Incentive Plan currently in effect, certified to be a true and correct copy as at the date hereof;

(g)	the Company Search;

(h)	the Winding-up Enquiry; and

(i)	such other corporate records, certificates, instruments and other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed herein.